SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

June 10, 2008
Date of Report (Date of earliest event reported)

BIOFIELD CORP.
(Exact name of registrant as specified in its charter)

Delaware	000-27848	13-3703450
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

King of Prussia Business Center, Suite C
1019 West Ninth Avenue
 King of Prussia, PA 19406
 (Address of principal executive offices)

(215) 972-1717
(Registrant’s telephone number, including area code)

(Former name or former address,
if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ]  Written communications pursuant to Rule 425 under the Securities Act
[    ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
[    ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
[    ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02.   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 10, 2008, Kenny Lau tendered his resignation as a member of the Corporation’s board of directors and the Board accepted Mr. Lau’s resignation on June 11, 2008. The resignation was not a result of any disagreement with the Company but rather for personal reasons. Mr. Lau was not a member of any committees of the Board of Directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 12, 2008	BIOFIELD CORP

By:	/s/ Michael J. Antonoplos
Name: Michael J. Antonoplos
Title: Chief Executive Officer